As filed with the Securities and Exchange Commission on March 31, 1997
                                                            Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                -----------------

                           PAGING PARTNERS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                             22-3281446
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              Freehold Office Plaza
                         4249 Route 9 North, Building 2
                           Freehold, New Jersey 07728
                                 (908) 409-7088
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

RICHARD J. GIACCHI                      Copy to:    VINCENT J. McGILL, ESQ.
Freehold Office Plaza                               PHILLIPS NIZER BENJAMIN
4249 Route 9 North, Building 2                        KRIM & BALLON LLP
Freehold, New Jersey 07728                          666 Fifth Avenue
(908) 409-7088                                      New York, New York 10103
(Name, address, including zip code and              (212) 977-9700
telephone number, including area code,
of agent for service)

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


-------------------------------------------------------------------------------------------
                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------
   Title of each         Amount to be  Proposed Maximum Proposed Maximum    Amount of
class of securities      registered    Offering Price   Aggregate           Registration Fee
to be registered                       Per Share(1)     Offering Price (1)

-------------------------------------------------------------------------------------------
Common Stock,
$.01 par value            519,909          $0.875          $454,920.38         $137.86
===========================================================================================

(1) Pursuant to Rule 457(c), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low sale prices of the Common Stock, as reported by the Nasdaq SmallCap Market on March 26, 1997.

      Pursuant to Rule 429, the Prospectus which forms a part of this Registration Statement shall also relates to 857,143 shares of Common Stock registered pursuant to the Company's Registration Statement on Form S-3 (File No. 333-07737) for which the Company paid a Registration Fee of $849.75.

                                   ----------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   Subject To Completion, Dated March 31, 1997

                        1,377,052 shares of Common Stock

                           PAGING PARTNERS CORPORATION

      This Prospectus relates to the resale of 1,377,052 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of Paging Partners Corporation, a Delaware corporation (the "Company"), from time to time for the account of certain securityholders of the Company (the "Selling Stockholders").

      The distribution of the Common Stock by the Selling Stockholders or by their respective pledgees, donees, transferees or other successors in interest may be effected from time to time in one or more transactions for their own accounts (which may include block transactions) on the Nasdaq SmallCap Market ("Nasdaq"), or on any exchange on which the Common Stock may then be listed in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), through short sales, sales against the box, puts and calls and other transactions in securities of the Company or other derivatives thereof, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Common Stock to or through broker-dealers, including broker-dealers who may act as underwriters, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders may also sell Common Stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or may pledge Common Stock as collateral for margin accounts and such shares of Common Stock could be resold pursuant to the terms of such accounts. The Selling Stockholders and any other participating brokers and dealers may be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act. See "THE SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

      The Common Stock of the Company is traded on the Nasdaq SmallCap Market under the symbol "PPAR." The last sale price for the Common Stock, as reported on Nasdaq on March 26, 1997, was $0.9375.

      None of the proceeds from the sale of the Common Stock by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders. See "PLAN OF DISTRIBUTION."

      See "RISK FACTORS," which appear on pages 7 through 9 of this Prospectus, for certain considerations relevant to an investment in the securities offered hereby.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ______________ 1997

      No dealer, salesman, or any other person has been authorized to give any information or to make any representations or projections of future performance other than those contained in this Prospectus, and any such other information, projections or representations, if given or made, must not be relied upon as having been so authorized. The delivery of this Prospectus or any sale hereunder at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
AVAILABLE INFORMATION......................................................  2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  3
THE COMPANY................................................................  4
THE OFFERING...............................................................  6
RISK FACTORS...............................................................  7
THE SELLING STOCKHOLDERS................................................... 10
PLAN OF DISTRIBUTION....................................................... 11
USE OF PROCEEDS............................................................ 11
LEGAL MATTERS.............................................................. 11
EXPERTS.................................................................... 11

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, upon request such reports, proxy statements and other information will be made available for inspection and copying at the Commission's public reference facilities at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically at the Commission's site on the World Wide Web located at http:\\www.sec.gov.

      The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the schedules and exhibits thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the schedules and exhibits filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the schedules and exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C. and copies of all or any part thereof may be obtained from such office after payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the Commission (File No. 1-13002) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

(1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(2) The Company's Report on Form 10-C as filed on March 27, 1997.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. The Company will provide a copy of any or all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, upon written or oral request to:

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

      The following summary is qualified in its entirety by the more detailed information and financial data appearing elsewhere or incorporated by reference in this Prospectus. Investors should carefully consider the information set forth under the heading "RISK FACTORS."

      Paging Partners Corporation (the "Company" or "Paging Partners") operates technologically advanced paging systems which provide one-way wireless messaging services. The Company's Metro System, which broadcasts on 931.7875 MHz (the "Metro System"), initially focused on the New York Metropolitan area and currently provides service over portions of seven states (New York, New Jersey, Connecticut, Pennsylvania, Maryland, Virginia and Delaware) and Washington D.C. The Company commenced construction of its Metro System in November 1990 and initiated service in June 1991.

      During 1994 the Company obtained licenses from the Federal Communications Commission ("FCC") to construct a paging system (its "Corridor System" and, together with the Metro System, the "Systems" and each individually, a "System") operating on a single frequency (929.6375 MHz) in the territory extending along Interstate I-95 from Baltimore/Washington to Boston (the "Northeast Corridor"). The Company has completed sufficient construction of the Corridor System to ensure exclusive operation on the 929.6375 MHz frequency throughout the Corridor, including the metropolitan areas of Baltimore/Washington, D.C., Philadelphia, New York and Boston, and now provides continuous service from Boston to Washington, D.C. Because the Corridor System is independent of the Company's Metro System, the Company continues to operate both Systems, and has the flexibility to provide Resellers customized access to service on either System.

      In August 1996 the Company was granted licenses by the FCC for a third 900 MHz frequency covering most of the I-95 Northeast Corridor. In connection with this grant, the Company entered into a sharing agreement with another carrier which was granted licenses for the frequency covering substantially the same territory. Pursuant to this sharing agreement, the Company may use up to 50 percent of the available airtime.

      The Company does not market its services directly to paging subscribers. The Company acts exclusively as a wholesaler and offers access to its Systems to paging service companies, retailers and other third parties which, in turn, directly solicit and service subscribers. In addition, the Company solicits private network operators, radio common carriers ("RCCs") and other service providers (collectively with the paging service companies, retailers and other parties described in the preceding sentence, "Resellers") which have a need for access to transmission facilities in the territories served by the Company's Systems. Because the Company does not compete with Resellers for the business of subscribers, management believes Resellers are more likely to sell the Company's services than those of vertically integrated paging system operators, although there can be no assurance this, in fact, is the case. The Company believes that by working exclusively with Resellers it can successfully develop and market its paging systems without the costs of the in-house sales and service personnel otherwise necessary to solicit and service individual subscribers.

      By utilizing technologically advanced transmission systems, the Company emphasizes and has been successful in providing high quality services targeted toward the higher end of the paging market - pagers which receive alphanumeric messages (i.e., messages consisting of both numbers and letters). Consequently, the proportion of the pagers serviced by the Company which are alphanumeric far exceeds the industry average. As part of its emphasis of data transmission and alphanumeric services, the Company is developing proprietary software which will enable the Company to receive, format and transmit large quantities of information received from multiple sources so that Resellers can offer subscribers the ability to receive customized information on topics preselected by the subscriber.

      The Company's emphasis on alphanumeric services is highlighted by its AlphaPlus(R) software and services, and by its agreement with Motorola, Inc. whereby the Company broadcasts over its Systems branded information services made available by Motorola. AlphaPlus(R) allows subscribers to select from information services provided by the Company (such as customized dispatching, traffic, sports, weather, financial updates and news headlines), the content to be received by their pagers. The Company's agreement with Motorola will allow the Company to supplement its AlphaPlus(R) offerings by making available over its systems branded information services developed by Motorola through its alliances with leading service providers. The first of these services, ESPNET.To.Go(TM), was made available in May 1966 followed by CNBC Street Line(TM) in January 1997.

      The Company's principal executive offices are located at Freehold Office Plaza, 4249 Route 9 North, Building 2, Freehold, New Jersey 07728, (908) 409-7088.

                                    THE OFFERING

Securities offered by the Selling
  Stockholders.........................      1,377,052 shares of Common Stock
                                             held by various individuals and
                                             entities.

Common Stock outstanding
  (before and after the offering)......      6,283,052 shares (1)

Nasdaq symbol..........................      PPAR

Risk Factors...........................      See "RISK FACTORS" for a discussion
                                             of certain factors to be considered
                                             by prospective investors.
----------

(1) Does not include (i) 281,800 shares of Common Stock issuable upon exercise of options previously granted to the Company's employees and consultants,
      (ii) 1,800,000 shares of Common Stock reserved for issuance upon exercise of warrants held by the public (the "Public Warrants"), or (iii) 340,000 shares of Common Stock reserved for issuance upon exercise of warrants held by GKN Securities Corp. (the "GKN Warrants") to purchase 170,000 "Units," each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock. See "RISK FACTORS - Adverse Consequences Associated with Substantial Shares of Common Stock Reserved for Issuance."

                                  RISK FACTORS

      In evaluating the Company and its business, prospective investors should carefully consider the following risk factors in addition to the other information contained and incorporated by reference herein before purchasing the shares of Common Stock offered pursuant to this Prospectus.

      Accumulated Losses; Capital Deficiency; Net Working Capital Deficiency; Uncertainty of Financial Results. The Company commenced operations in November 1990 and accumulated net losses of $7,529,000 through December 31, 1996. Management does not expect the Company to operate profitably during 1997. There can be no assurance that the Company will operate profitably in the future. The Company will only be able to recoup the amounts spent to date, if at all, if it can attract significantly increased numbers of subscribers to its Systems, enabling it to operate such Systems profitably.

      No Assurance of Successful Marketing of Systems. There can be no assurance that the Company will be successful in its efforts to market its Systems. If the Company does not attract significantly increased numbers of subscribers to its Systems, the Company will not be able to operate its Systems profitably.

      Possible Need for Additional Financing. The Company will continue to incur substantial costs in the immediate future in connection with its efforts to market its Systems. The Company recently renegotiated the terms of its Credit Agreement with Motorola and received an infusion of $500,000 from the sale of shares of its Common Stock. As a result of these steps and certain cost-saving measures undertaken by management it appears that the Company will begin to generate cash from operations during 1997. Nevertheless, actual results may differ from current expectations as a result of various factors over which the Company has no control, including continued price and product competition by the Company's competitors or a general slowing of the economy in the territory served by the Company's Systems. Should the Company need additional funds, no assurance can be given that such funds will be available on terms favorable to the Company, if at all. Substantially all of the Company's assets are pledged to secure its obligations under its existing Credit Agreement with Motorola, Inc. This lien may adversely affect the Company's ability to obtain additional financing, if required.

      Competition; Rapid Technological Change. The Company's Systems face significant competition from other wireless communications services. Many of the Company's competitors, which include local, regional and national paging companies, some of which are owned by regional telephone companies, possess greater financial, technical and other resources than the Company. Moreover, certain competitors in the paging industry offer broader coverage than that provided by the Company's Systems and certain competitors follow low-price discounting strategies to expand market share. There can be no assurance that the Company will be able to compete successfully.

      The communications industry is characterized by rapid technological change. Future technological advances may result in new services or products directly competitive with the paging and data transmission services provided by the Company. A variety of wireless one-way and two-way communication technologies, including cellular telephone service, personal communications services, enhanced specialized mobile radio, data networks and mobile satellite services, currently are in use or under development. These technologies could result in increased capacity and efficiency for wireless two-way communication and, accordingly, could result in increased competition for the Company. There can be no assurance that the Company would not be adversely affected by such technological developments. Large manufacturers dominate technology development and changes in their product distribution or entry into the market as service providers could reduce the Company's access to technology and harm its growth prospects.

      Legislative changes and regulatory changes proposed by the FCC are aimed at encouraging technological advances and new services. In addition, the FCC has authorized additional radio spectrum to be made available for wireless communications services, including two-way paging and has auctioned off substantial portions of this spectrum. There can be no assurance that the Company will not be adversely affected by such technological change or regulatory developments.

      The FCC has stated that the future issuance of licenses such as those held by the Company will generally be subject to competitive bidding. Competitive bidding requirements could adversely impact the Company's ability to enter new markets.

      Regulation. As a participant in the paging industry, the Company is subject to legislation adopted by Congress and the several state legislatures and to regulation by the FCC and various state regulatory agencies with respect to licensing, the transfer of licenses and other matters. There can be no assurance that those regulatory bodies will not adopt legislation or regulations or take other actions that would have a material adverse effect on the business of the Company. Changes in regulation of the Company's paging business or the allocation of radio spectrum for services that compete with the Company's business could adversely affect the Company's results of operations.

      Dependence Upon Resellers. Unlike most paging companies, the Company relies on Resellers to market its paging systems to potential subscribers. Although management believes that this is the most efficient way to market the Company's Systems, the Company is dependent upon the distribution efforts of others to solicit and service subscribers for its Systems. There can be no assurance that the Company will be able to recruit a sufficient number of Resellers to increase or even maintain the growth of the Systems.

      No Assurance of Successful Software Development. The Company has devoted and intends to devote a portion of its revenues to the development of software designed to facilitate the receipt and transmission of data. Although such efforts to date have resulted in the development of software used to provide new services, there can be no assurance that the Company's current or future software development efforts will result in marketable products or services.

      Control by Principal Stockholders. Mr. Fink, Mr. Giacchi and members of their immediate families own, and will continue to own, approximately 32% of the outstanding Common Stock and may be in a position to elect the entire Board of Directors and control the operations and policies of the Company.

      Volatility. The market price of the Common Stock has been volatile. There has been significant volatility in the market prices of securities of other companies in the wireless communications industry. Factors such as announcements of technological developments or new products, governmental regulatory actions, variations in quarterly operating results, developments in patent or other proprietary rights, and general market conditions may have a significant effect on the market price of the Common Stock.

      Possible Adverse Effect on Market Prices of Shares Eligible for Future Sale. Of the 6,283,052 shares of the Company's Common Stock outstanding, approximately 4,500,000 shares are "restricted securities" as that term is defined in Rule 144 under the Securities Act and under certain circumstances may be sold without registration pursuant to that Rule. Of these, 3,000,000 shares became eligible for sale pursuant to Rule 144 during the period from March through May 1996, subject, in the case of shares held by affiliates, to the volume limitations of Rule 144. Of the approximately 1,500,000 shares of "restricted securities" not eligible for sale pursuant to Rule 144, 1,377,052 are eligible for sale pursuant to this Prospectus. The Company is unable to predict the effect that sales made under Rule 144 or otherwise may have on the market prices of the Common Stock prevailing at the time of any such sales.

      Adverse Consequences Associated with Substantial Shares of Common Stock Reserved for Issuance. As of March 31, 1997, the Company had reserved an aggregate of 2,574,000 shares as follows: (i) 434,000 shares of Common Stock reserved for issuance upon exercise of options available for grant under the Company's Stock Option Plan, as amended (ii) 1,800,000 shares of Common Stock reserved for issuance upon exercise of warrants held by the public (the "Public Warrants"), and (iii) 340,000 shares of Common Stock reserved for issuance upon exercise of warrants held by GKN Securities Corp. (the "GKN Warrants") to purchase 170,000 "Units," each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock. Should a significant portion of such warrants and options be exercised and become freely tradeable, the resulting increase in the amount of the Common Stock in the public market may have the effect of reducing the market price thereof.

      Possible Adverse Effect of Issuance of Preferred Stock; Anti-Takeover Provisions. The Company has an authorized class of 1,000,000 shares of preferred stock which may be issued by the Board of Directors on such terms and with such rights, preferences and designations as the Board may determine. Issuance of such preferred stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the Company. In addition, the Company's Certificate of Incorporation provides for a classified board of directors which may have the effect of delaying or deterring certain changes in control of the Company. Further, certain "anti-takeover" provisions of the Delaware General Corporation Law, among other things, restrict the ability of stockholders to effect a merger or business combination or obtain control of the Company, and may be considered disadvantageous by a stockholder. The Company is unable to predict the effect that these impediments to the ability of a third party to take over the Company will have on the market price of the Common Stock prevailing from time to time.

      No Dividends. The Company anticipates that all of its earnings in the foreseeable future will be retained to finance the growth of its business and does not intend to pay cash dividends on its Common Stock in the foreseeable future. In addition, the payment of dividends is currently prohibited under the Company's Credit Agreement with Motorola.

      Trading Market. Prior to May 19, 1994, there was no market in the Company's securities. The Common Stock currently trades on the Nasdaq SmallCap Market ("Nasdaq"). There can be no assurance that an active trading market for the Company's securities will be sustained. The absence of an active trading market would reduce the liquidity of one's investment in the Company's securities.

                            THE SELLING STOCKHOLDERS

      The following table sets forth as of March 31, 1997, except as otherwise noted: (i) the name of each Selling Stockholder, (ii) the number of shares of Common Stock owned beneficially or of record by such Selling Stockholder and
(iii) the number of shares of Common Stock offered by such Selling Stockholder hereunder. No Selling Stockholder will beneficially own more than one percent of the outstanding Common Stock upon consummation of the offering contemplated hereby.

                                 Number of Shares         Number of Shares
                                 of Common Stock          of Common Stock
Issued to:                       Beneficially Owned (1)   Offered Hereby

Allen & Company Incorporated         443,571                443,571
Glenn Okun (2)                       114,286                114,286
American Diversified Enterprises,
 Inc.(3)                              61,324                 61,324
Bruce Allen                           57,143                 57,143
Susan Allen                           61,324                 61,324
Paul Gould                            17,282                 17,282
John Schneider                        20,305                 20,305
Harold Wit                            15,331                 15,331
Philip Scaturro                       15,331                 15,331
Nancy Peretsman                        5,331                 15,331
Robert Mackie                         20,305                 20,305
Mary Cullen                            4,181                  4,181
Brian Murphy                          11,429                 11,429
Dolphin Offshore Partners, LP        400,000                400,000
Phillips Nizer Benjamin Krim
& Ballon LLP                          18,182                 18,182
Robert Davidoff                       45,000                 45,000
American Alpha                         6,545                  6,545
338 Elm Street                        30,545                 30,545
Comm Site International               10,910                 10,910
Absolute Best Monitoring Corporation   8,727                  8,727

----------

(1) Unless otherwise noted, all shares are beneficially owned, and sole voting power and investment power is held by, the person named.
(2) Mr. Okun's wife is the beneficial owner of 2,500 shares, as to which Mr. Okun disclaims beneficial ownership.
(3)   Beneficially owned by Terry Allen Kramer.

                              PLAN OF DISTRIBUTION

      The distribution of the Common Stock by the Selling Stockholders or by their respective pledgees, donees, transferees or other successors in interest may be effected from time to time in one or more transactions for their own accounts (which may include block transactions) on Nasdaq or any exchange on which the Common Stock may then be listed, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), through short sales, sales against the box, puts and calls and other transactions in securities of the Company or other derivatives thereof, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, including broker-dealers who may act as underwriters, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders may also sell Common Stock pursuant to Rule 144 promulgated under the Securities Act or pledge shares of Common Stock as collateral for margin accounts, and such shares of Common Stock could be resold pursuant to the terms of such accounts. The Selling Stockholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

      In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

      The Company has agreed to bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares of Common Stock being offered by the Selling Stockholders.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Common Stock being offered hereby.

                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Phillips Nizer Benjamin Krim & Ballon LLP, New York, New York.

                                     EXPERTS

      The financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and for the period from inception to December 31, 1996, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report, Berenson & Company L.L.P., certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

Item  14. Other Expenses of Issuance and Distribution.

          The estimated expenses in connection with this offering are:

          SEC registration fee..........................$  137.85
          Legal fees and expenses...................... 15,000.00
          Blue Sky fees and expenses...................  1,000.00
          Accounting.................................... 1,000.00
          Miscellaneous................................  7,000.00
          Total .......................................$24,137.85

            The Company has agreed to bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares of Common Stock being offered by the Selling Stockholders in this offering.

Item  15.   Indemnification of Directors and Officers.

            The Company has included in its Certificate of Incorporation provisions to limit the personal liability of its officers and directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that Directors of the Company will not be personally liable for monetary damages for breach of their fiduciary duty of directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The By-Laws of the Company also provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

            The indemnification provided by the Company's By-laws would provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the company pursuant its Certification of Incorporation or By-laws, or the Delaware General Corporation Law, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.    Exhibits.

5           Opinion of Phillips Nizer Benjamin Krim & Ballon LLP.
23.1        Consent of Phillips Nizer Benjamin Krim & Ballon LLP (included in
            Exhibit 5).
23.2        Consent of Berenson & Company L.L.P.

Item 17.    Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 31st day of March, 1997.

                                           PAGING PARTNERS CORPORATION


                                           By: /s/ Richard J. Giacchi
                                               ----------------------
                                               Richard J. Giacchi, President


       Signature                      Titles                       Date

/s/ Leonard D. Fink               Chairman of the Board of       March 31, 1997
-------------------               Directors
Leonard D. Fink

/s/ Richard J. Giacchi            President, Director            March 31, 1997
----------------------            and Principal Executive Officer
Richard J. Giacchi

/s/ Jeffrey M. Bachrach           Vice President, Treasurer,     March 31, 1997
-----------------------           Secretary, and Principal
Jeffrey M. Bachrach               Financial and Accounting Officer


______________________            Director                       March 31, 1997
Robert Davidoff


/s/ Monte Engler                  Director                       March 31, 1997
----------------
Monte Engler

_____________________             Director                       March 31, 1997
Rochelle B. King

                                  EXHIBIT INDEX

Exhibit No.              Exhibit
-----------              -------

5                        Opinion of Phillips Nizer Benjamin Krim
                         & Ballon LLP regarding legality.

23.1                     Consent of Phillips Nizer Benjamin Krim
                         & Ballon LLP (included in Exhibit 5).

23.2                     Consent of Berenson & Company LLP.